                                                                   EXIHIBIT 99.4


                                                                  EXECUTION COPY

                            ASSET PURCHASE AGREEMENT
                            ------------------------


     AGREEMENT, dated as of January 31, 1997, by and among The MRI Center of Jacksonville Inc. (the "Seller"), a Florida corporation, Mr. Francis D. Hussey (the "Stockholder"), an individual residing in the State of Florida, on one hand, and Jacksonville Resources, Inc., a Delaware corporation, with a mailing address at 155 State Street, Hackensack, New Jersey 07601 ("Buyer") and, solely with respect to Sections 1.3, 1.5(b), 1.8 and 3.1 through 3.5 and Article 9, Medical Resources, Inc., a Delaware corporation ("MRI").

                               W I T N E S E T H:
                               -----------------


     WHEREAS, the Seller owns a diagnostic imaging facility operating as The MRI Center of Jacksonville located at Jacksonville, Florida (the "Center") and the Seller owns or has the right to use certain of the assets, properties, business and goodwill relating thereto (the "Business"); and

     WHEREAS, Buyer desires to acquire and the Seller desires to sell the Business and the Center upon the terms and subject to the conditions hereinafter set forth;

     WHEREAS, the Stockholder and his immediate family own all of the outstanding common stock of the Seller and Stockholder would derive substantial benefit from the consummation of transactions contemplated by this Agreement, which, among other things, includes his agreement not to compete with the Business or the Buyer as set forth herein;

     NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the Seller, Stockholder and Buyer agree as follows:

                                   ARTICLE 1
                       SALE OF ASSETS AND PURCHASE PRICE

     1.1  Sale and Purchase of Assets.  On the basis of the representations,
          ---------------------------
warranties, covenants and agreements contained in this Agreement and subject to the terms and conditions set forth in this Agreement, on the Closing Date (as defined in Section 1.2 hereof), the Seller shall sell, assign, transfer and deliver to Buyer, and Buyer shall purchase and acquire from the Seller, free and clear of all Liens (as defined in Section 2.6(b) hereof) except as otherwise contemplated by Section 2.6 hereof, all of the assets of the Business associated with the Center, other than the assets listed on Schedule 1.1 (the "Excluded Assets"), including, without limitation,
          ------------       ---------------
all machinery, equipment, supplies and furnishings used or held for use in the Business, as set forth on Schedule 2.6(A) hereto (all of the foregoing,
                          ---------------
excepting only the Excluded Assets, being hereinafter referred to as the

"Purchased Assets").  As used herein, the term "Purchased Assets" shall also
-----------------
include, without limitation of the foregoing:

     (a) all of the Seller's accounts receivable, including past due Medicare receivables recorded as of the close of business on the date immediately preceding the Closing Date (as hereinafter defined) (it being understood that the obligation to collect the Medicare Receivables shall rest solely with Buyer) (including any related claims in respect of the collection thereof, collectively, the "Accounts Receivable");
                   -------------------

     (b) all leasehold improvements and tangible assets and properties of the Seller, including machinery and equipment, tooling, tools, furniture, office equipment, furnishings and fixtures;

     (c) all inventories, including finished products, work-in-process, materials, parts, accessories and supplies of the Seller;

     (d) all rights of the Seller arising from, in and to all Contracts (as defined in Section 2.8) listed in Schedule

1.4(B) as Contracts to be assumed by Buyer (the "Assumed Contracts").
                                                 -----------------

     (e) all other assets reflected in the Balance Sheets (as defined in Section 2.4) and all assets acquired since the date of the Balance Sheets, but excluding assets disposed of in the ordinary course of business since the date of the Balance Sheets and cash distributed to stockholders of the Seller, or assets which have been abandoned by the Seller since the date of the Balance Sheets, which assets are not, individually or in the aggregate, material to the operation of the Business;

     (f)  all security deposits and prepaid expenses of the Seller;

     (g) all warranties and claims or potential claims against the Seller's suppliers or lessors with respect to any assets included in the Purchased Assets to the extent said warranties and claims may be assignable; and

     (h)  all names (including the tradenames set forth in Schedule 2.6(D)),
                                                           ---------------
Proprietary Rights (as defined in Section 10.13), contractual rights, telephone numbers, Licenses (as defined in Section 2.7) which are capable of being transferred pursuant to applicable law, books and records, business and goodwill of the Seller relating to the Business and the Purchased Assets.

     1.2  Closing Date.  The purchase and sale of the Business and Purchased
          ------------
Assets (the "Closing") shall take place on January 31, 1997 at the offices of
             -------
Werbel & Carnelutti, 711 Fifth Avenue, New York, New York 10022 at 10:00 a.m., New York City time, or as soon thereafter as all of the conditions specified in Articles 5 and 6 of this Agreement shall be satisfied or waived, or at such other place or time or on such other date as the Seller and Buyer may agree upon in writing (such date and time being hereinafter called the "Closing Date").
                                                             ------------

     1.3  Purchase Price.  (a)  Closing Shares.  As consideration for the
          --------------        --------------
Purchased Assets sold by the Seller and subject to the terms and provisions of this Agreement, Buyer shall pay to the Seller (subject to adjustment pursuant to clause (b) of this Section 1.3) by delivery to the Seller on the Closing Date of stock certificates evidencing 215,000 shares (the "Closing Shares")
                                                   --------------
of common stock, par value $.01 per share of MRI ("MRI Common Stock").
                                         ----------------

     (b)  Additional Consideration.  During the first year commencing on the
          ------------------------
first day of the first month following the Closing Date (the "Measurement Period"), the Seller may earn, in addition to the Closing Shares referenced in
Section 1.3(a) and calculated in accordance with the provisions set forth below, additional shares of MRI Common Stock (the "Additional Shares" and together with
                                            -----------------
the Closing Shares, the "Shares") upon the attainment by the Center of targeted
                         ------
net income on an accrual basis. If net income (as determined by Buyer's independent auditors in accordance with generally accepted accounting principles (with the modifications set forth hereinbelow, "Net Income" and "GAAP,"
                                                ----------       ----
respectively) does not equal or exceed $450,000, no Additional Shares will be earned. If Net Income during the Measurement Period equals or exceeds $450,000, then Buyer shall pay to Seller the number of Additional Shares equal to the quotient obtained by dividing the product of (x) 3.65 times (y) the excess, if any, of (I) the Net Income of the Center for the Measurement Period greater than
(II) $450,000 divided by the Market Value (as hereinafter defined in Section 10.13) of the MRI Common Stock as of the trading day ending on, or if not a trading day, the trading day immediately preceding, the last day of the Measurement Period (the "Additional Shares Market Value"); provided, that the
                                                           --------
maximum number of Additional Shares payable to the Seller hereunder shall be the number of Additional Shares equal to the quotient obtained by dividing $1,850,000 by the Additional Shares Market Value. In the event any Additional Shares are earned during the Measurement Period, a certificate for such Additional Shares will be delivered to the Seller within 90 days of the last day of the Measurement Period; provided further, that in the event the Additional
                           -------- -------
Shares Market Value is greater than $14.00 then Seller may at its sole option receive either (A) the number of Additional Shares calculated as provided herein or (B) an amount in cash (the "Cash Additional Consideration") equal to
(x) 3.65 times (y) the excess, if any, of (I) the Net Income of the Center for the Measurement Period greater than (II) $450,000, such cash Additional Consideration not to exceed $1,850,000. Solely for the purposes of calculating Net Income hereunder and notwithstanding GAAP to the contrary, (i) only the revenues of and expenses properly allocated to the Center will be included in the calculation provided that, no general corporate overhead expenses of MRI
                --------
shall be deducted from
the revenues of the Center in calculating Net Income (it being understood that, for this calculation only, those expenses that exceed by more than ten percent comparable expenses at the diagnostic imaging center operated by Buyer's affiliate in St. Petersburg, Florida will not be deemed to be properly allocated), (ii) goodwill in the amount of $2,000,000 associated with the Center will be amortized over a period of twenty years, (iii) the calculation shall be made without giving effect to any subsequent refinancing of any equipment and leasehold improvement loan (iv) if the Buyer should at any time purchase the imaging scanner, the imaging scanner shall be evenly depreciated at such purchase price over a five year period.

     (c)  Guaranty by MRI of Purchase Price.  To induce the Seller to execute
          ---------------------------------
and deliver this Agreement and the other agreements contemplated hereby, by execution hereof, MRI, the indirect owner of all of the outstanding stock of Buyer, hereby absolutely and unconditionally guarantees the full, prompt and faithful performance by Buyer of the payment of all sums to be paid to the Seller pursuant to this Section 1.3. Seller, in its discretion, shall have the right to assign fifteen (15%) percent of Additional Cash Consideration, as applicable to the Employees (as hereinafter defined) provided, that Seller shall
                                                     --------
not, unless authorized to do so in writing by Buyer, disclose to any Employee any such assignment anytime before the last day of the Measurement Period. If Buyer fails to fully pay all or any part of any sums due the Seller hereunder when due, MRI shall immediately pay to the Seller the amounts due and unpaid by Buyer, it being understood that each obligation to pay any such amount constitutes the direct and primary obligation of MRI.

     (d)  Allocation of Purchase Price.  The Seller and Buyer agree to allocate
          ----------------------------
the consideration paid hereunder in accordance with IRC Section 1060. Buyer and the Seller shall use reasonably diligent efforts to agree to such allocation by the Closing and, in any event, such allocation shall be agreed to by the Seller and Buyer within 30 days of the Closing Date or the date on which such amounts are paid. In addition, the Seller and Buyer hereby agree to file timely any information that may be required to be filed pursuant to Treasury Regulations promulgated under IRC Section 1060.

     1.4  Liabilities.  Buyer shall not assume or be bound by any duties,
          -----------
responsibilities, obligations or liabilities of the Seller, the Business or the Center of any kind or nature, known, unknown, contingent or otherwise (including, without limitation, any benefit plan maintained by the Seller, any professional fees or any liabilities set forth on Schedule 1.4(A)), except as
                                                  ---------------
specifically set forth on Schedule 1.4(B) annexed hereto (the "Assumed
                          ---------------                      -------
Liabilities").  All liabilities and obligations retained by the Seller are
-----------
referred to herein as "Retained Liabilities."
                       --------------------

     1.5  Additional Closing Date Deliveries and Actions.
          ----------------------------------------------
     (a) On the Closing Date, the Seller shall (i) deliver, or execute and deliver, to Buyer (w) a Bill of Sale, Assignment and Assumption Agreement in substantially the form annexed hereto as Exhibit A with respect to the Purchased Assets, including the Assumed Contracts, (x) all evidences of consents, waivers or approvals obtained by the Seller in respect of the consummation of the transactions contemplated by this Agreement, (y) all of the documents, instruments and opinions contemplated to be delivered by the Seller to Buyer on the Closing Date pursuant to Article 5 hereof and (z) all such other bills of sale, assignments and other instruments of transfer or conveyances as Buyer may reasonably request or as may otherwise be necessary to evidence and effect the transactions contemplated hereby and (ii) take all steps and actions as Buyer may reasonably request or as may otherwise be necessary to put Buyer in actual possession and control of the Purchased Assets at the locations where such Purchased Assets are held or maintained prior to Closing. All of the documents described in (w) through (z) hereof are hereinafter referred to as the "Seller's
                                                                        --------
Closing Documents".
-----------------

     (b) On the Closing Date, Buyer or MRI, as applicable, shall (i) deliver, or execute and deliver, to the Seller (x) a Bill of Sale, Assignment and Assumption Agreement in substantially the form annexed hereto as Exhibit A with respect to the Purchased Assets, including the Assumed Contracts, (y) the Closing Shares pursuant to Section 1.3(a) hereof and (z) all of the documents, instruments and opinions contemplated to be delivered by Buyer or MRI to the Seller on the Closing Date pursuant to Article 6 hereof, and (ii) take all steps and actions as may be reasonably necessary to effectuate the transactions contemplated hereby. All of the documents described in (x) through (z) hereof are hereinafter referred to as "Buyer's Closing Documents" and,
                            -------------------------
collectively with the Seller's Closing Documents, the "Closing Documents".
                                     -----------------

     1.6  Consents, Waivers and Further Assurances.  From time to time following
          ----------------------------------------
the Closing, the Seller and Stockholder shall execute and deliver, or cause to be executed and delivered, to Buyer such other instruments of assignment, conveyance and transfer as Buyer may reasonably request or as may be otherwise necessary to effect the transactions contemplated hereby.

     1.7  Termination.  Anything contained in this Agreement to the contrary
          -----------
notwithstanding, this Agreement may be terminated and the transactions contemplated herein abandoned at any time prior to the Closing Date (a) by the mutual written agreement of Buyer and the Seller; (b) by Buyer or the Seller in the event of any material breach by the other party of any of its agreements, representations or warranties contained herein; or (c) by either the Buyer or the Seller, if the Closing has not occurred on or before February 29, 1997 (provided, however, that if the party seeking to terminate this Agreement pursuant to this clause has failed to use good faith and best efforts to bring about the Closing, or is in breach of a representation, warranty or covenant contained herein beyond any applicable grace period, that party shall not have the right to terminate the Agreement pursuant to this clause), or such later date as may be agreed upon in writing by the Seller and Buyer (the "Termination
                                                                    -----------
Date").  Notwithstanding any such termination, the provisions of Section 8.1 of
----
this Agreement shall remain in full force and effect and no such termination shall be deemed to constitute a release or waiver by either party of any claim against the other party hereto based on any breach by such party of its agreements or its representations and warranties contained herein.

     1.8  Registration of MRI Common Stock.  (a)  MRI agrees to prepare and file
          --------------------------------
with, and use its best efforts to cause to be declared effective by, the Securities and Exchange Commission (the "SEC"), within 120 days of the issuance of any Closing Shares, a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), covering the resale by the Seller in a public distribution of fifty (50%) percent of the Closing Shares, (it being understood that the other fifty (50%) percent of the Closing Shares shall not be included in any such registration statement filed with the SEC and shall be not be registered under the Securities Act). The date such registration statement is declared effective by the SEC is referred to herein as the "Effective Date." MRI shall also use its
                                         --------------
best efforts to keep any such registration statement, and the accompanying prospectus, effective and current under the Securities Act at its expense for a period ending on the earlier to occur of (i) six months from the Effective Date or (ii) the date on which the Seller has completed its disposition of such shares pursuant to the registration statement, provided, that such six-month
                                               --------
period shall be extended for a period equal to the number of days during such six-month period with respect to which trading in the MRI Common Stock is suspended on The Nasdaq Stock Market or such registration statement is not effective and current other than as a result of any action or inaction by the Seller.

     (b) In connection with the registration of the Closing Shares and pursuant to subsection (a) above:

     (i) The Seller will cooperate in furnishing promptly to MRI in writing any information reasonably requested by MRI in connection with the preparation, filing and processing of such registration statement, provided the Seller and the Stockholder shall not be required to
          --------
          prepare or bear the expense of an audit of the Seller's financial statements;

     (ii) Prior to filing a registration statement or prospectus or any amendments or supplements thereto, MRI will furnish to the Seller copies of such documents proposed to be filed in advance of filing and provide the Seller with a reasonable opportunity to review such documents and comment thereon;

     (iii) MRI shall use reasonably diligent efforts to have the Closing Shares qualified for listing on The Nasdaq Stock Market;

     (iv) MRI will prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and current for the period required herein and use reasonably diligent efforts to comply with the provisions of the Securities Act and the rules and regulations of the SEC with respect to the sale or disposition of shares covered by such registration statement;

     (v) MRI will furnish to the Seller such number of prospectuses or other documents incident to such registration as may from time to time be reasonably requested, and cause its shares to be qualified under the blue-sky laws of those states reasonably requested by the Seller (provided that MRI will not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify, (B) subject itself to taxation in any such jurisdiction or
          (C) consent to general service of process in any such jurisdiction);

     (vi) MRI shall notify the Seller, at any time when a prospectus relating to the Closing Shares is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in the registration statement contains an untrue statement of material fact or omits any fact necessary to make the statements therein not misleading and MRI shall take such steps at it shall deem necessary to correct such prospectus;

     (vii) MRI shall use reasonably diligent efforts to obtain the withdrawal of any order suspending the effectiveness of the registration statement, suspending or preventing the use of any related prospectus or suspending the qualification in any jurisdiction in which the sale of the Closing Shares has been qualified;

     (viii) Except as set forth in subsection (ix) below, MRI shall bear all costs and expenses incident to any registration pursuant to this
          Section 1.8; and

     (ix) The Seller shall pay any and all brokerage fees and transfer taxes incident to the sale of any shares of MRI Common Stock sold by the Seller pursuant to the registration effected pursuant to this Section 1.8, and shall pay the fees and expenses of any special attorneys or accountants retained by it.

     (c) MRI shall resolve the issues regarding the assumption of the EAP balance with 3M with respect to both the Ft. Myers Center and the Center within forty-five days of Closing.

     1.9  Covenant of Seller Regarding Closing Shares. The Seller hereby
          -------------------------------------------
covenants and agrees to not sell more than twenty-five (25%) percent of the Closing Shares registered under the Securities Act in accordance with the provisions set forth in Section 1.8 of this Agreement during any fiscal quarter of MRI after the Closing Date provided that shares of MRI Common Stock held by
                              --------
affiliates of Stockholder (other than the Seller) shall not be subject to the restrictions of this Section 1.9.

     1.10 Buyer and Seller each intends for this transaction to qualify as a tax-free reorganization to the extent allowable by law.

                                   ARTICLE 2

                         REPRESENTATIONS AND WARRANTIES

                       OF THE SELLER AND THE STOCKHOLDER


     As an inducement to Buyer to enter into this Agreement and to consummate the transactions contemplated hereby, the Seller, and the Stockholder, jointly and severally, represent and warrant to Buyer and agree as follows:

     2.1  Organization and Qualification.  The Seller is a corporation
          ------------------------------
organized, validly existing and in good standing under the laws of the State of Florida, and is duly qualified as a foreign corporation, in all jurisdictions where the ownership of its property or conduct of its business require it to so qualify. The Seller has all requisite power and authority to own or lease its properties and the Purchased Assets and to conduct its business as presently conducted. Stockholder is the sole shareholder of the Seller.

     2.2  Authority to Effect Transactions.  (a) Each of the Seller and
          --------------------------------
Stockholder has all requisite power and authority to execute, deliver and perform this Agreement and all of the Seller's Closing Documents. All necessary corporate action on the part of the Seller has been or will be prior to the Closing Date duly taken to authorize the execution, delivery and performance by the Seller of this Agreement and all of the Seller's Closing Documents. This Agreement has been duly authorized, executed and delivered by the Seller, has been duly executed and delivered by Stockholder, and is the legal, valid and binding obligation of each of the Seller and Stockholder, enforceable against each of the Seller and Stockholder in accordance with its terms except (x) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally, and (y) to the extent that such enforceability is subject to general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law). Each of the Seller's Closing Documents has been duly authorized by the Seller or the Stockholder, as appropriate, and, upon execution and delivery by the Seller and Stockholder, as contemplated hereby, will be the legal, valid and binding obligations of each of the Seller and Stockholder, enforceable against each of the Seller and Stockholder in accordance with its terms except (x) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally, and (y) to the extent that such enforceability is subject to general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

     (b) Except as set forth in Schedule 2.2(B) hereto, (i) no consent,
                                ---------------
authorization, approval, order, license, certifi cate, permit or act of or from, or declaration or filing with, any foreign, federal, state, local or other governmental authority or regulatory body or any court or other tribunal or any party to any contract, agreement, instrument, lease or License (as defined in Section 2.7) to which any of the Seller or Stockholder is a party or by which any of the Seller or Stockholder is bound or to which any of the Purchased Assets is subject, is required for the execution, delivery or performance by the Seller or Stockholder of this Agreement or any of the Seller's Closing Documents or the consummation of the transactions contemplated hereby or thereby and (ii) neither the execution, delivery or performance of this Agreement or any of the Seller's Closing Documents nor the consummation of the transactions contemplated hereby or thereby (v) conflicts with or will conflict with, or (with or without the giving of notice or the passage of time or both) results or will result in a breach of the terms, conditions or provisions of, (w) constitutes or will constitute a default under, (x) results or will result in the creation of any Lien upon any of the Purchased Assets pursuant to, (y) constitutes or will constitute an event creating rights of acceleration, termination or cancellation, or loss of rights under, or (z) results or will result in a violation of, (A) the Seller's certificate of incorporation or by-laws, each as amended to date, (B) any law, statute, rule, regulation, order, award, judgment or decree to which the Seller, Stockholder or any of the Purchased Assets is subject or (C) any contract, agreement, instrument, lease or License to which any of the Seller or Stockholder is a party or by which it is bound.

     2.3  Subsidiaries.  The Seller has no subsidiaries.  The Seller owns no
          ------------
interest, directly or indirectly, and has no commitment to purchase any interest, direct or indirect, in any other corporation, partnership or enterprise.

     2.4  Financial Statements and Liabilities.  (a)  The Seller has delivered
          ------------------------------------
to Buyer true and correct copies of the following: unaudited balance sheets of the Seller as of December 31, 1996 (the "Balance Sheets") and unaudited statements of operations (the "Statements of Operations"; the Balance Sheets and Statements of Operations are herein referred to as the "Financial Statements") of the Seller. The Balance Sheets present fairly the financial condition, assets, liabilities and stockholder's equity of the Seller as of their dates; the Statements of Operations present fairly the results of operations of the Seller for the period indicated and present fairly the information purported to be shown therein. The Financial Statements are correct and complete in all material respects and are in accordance with the books and records of the Seller.

      (b)  Except as set forth in Schedule 2.4(B) hereto, the Seller is not
                                  ---------------
subject to any liability (including, without limitation, unasserted claims, whether known or unknown, and liabilities for federal, state or local income tax), whether absolute, contingent, accrued or otherwise, with respect to the Purchased Assets, the Business or the Center which is not shown or which is in excess of the amount shown or reserved for on the Balance Sheets, other than liabilities of the same class or category as those set forth on the face of the Balance Sheets which were reasonably incurred in the ordinary course of business of the

Seller consistent with past practice after the Balance Sheet Date (as defined below).  Schedule 2.4(B) hereto also sets forth a true and accurate list
                 ---------------
of all accounts payable and accrued liabilities existing as of the date hereof and specifying any obligations required to be paid during the next three months in the amount of $10,000 or greater, singularly or in the aggregate.

     2.5  Absence of Certain Developments.  Except as contemplated by this
          -------------------------------
Agreement, or as otherwise set forth on Schedule 2.5 hereto, since December 31,
                                        ------------
1996 (the "Balance Sheet Date"), the Business has been conducted in all material respects only in the ordinary course of business consistent with past practice. Except as set forth on Schedule 2.5 hereto, since the Balance Sheet Date,
                       ------------
there has been (a) no material adverse change in the Purchased Assets, the Business, the liabilities, operations, profits, condition (financial or otherwise) or prospects of the Center, and, to the best of the Seller's and Stockholder's knowledge, no fact or condition exists relating specifically to the Seller (except for market and industry conditions affecting providers of diagnostic imaging services generally) or is contemplated or threatened which might reasonably be expected to cause such a change in the future, and (b) no damage, destruction, loss or claim or condemnation or other taking materially and adversely affecting the Purchased Assets.

     2.6  Tangible Personal Property; Title and Liens.  (a)  Set forth on
          -------------------------------------------
Schedule 2.6(A) hereto is a list of all of the tangible personal property
---------------
included in the Purchased Assets.

     (b) The Seller has good and marketable title to all of the Purchased Assets free and clear of all mortgages, liens, security interests, easements, encumbrances, equities, claims and obligations to other Persons (as such term and all other defined terms used herein and not otherwise defined are defined in
Section 10.13) of every kind and character (any of the foregoing, a "Lien"), other than as set forth on Schedule 2.6(B) hereto (each Lien expressly set forth
                           ---------------
on such Schedule is a "Permitted Lien"). Upon delivery to Buyer on the Closing Date of the instruments of assignment and transfer contemplated by this Agreement, the Seller will thereby transfer to and vest in Buyer good and marketable title to the Purchased Assets, free and clear of all Liens other than Permitted Liens. The Seller shall discharge and indemnify Buyer from and against any and all claims, suits, actions, proceedings (formal and informal), investigations, judgments, deficiencies, damages, settlements, liabilities, losses, costs and legal and other expenses resulting or arising from any and all Liens existing on the Closing Date (whether inchoate, or not, and whether perfected or not) on or with respect to any Purchased Assets, except Permitted Liens. Except as set forth on Schedule
                                                                     --------
1.1 hereto, the Purchased Assets constitute all assets and properties presently
---
used in the operation of the Business as it is currently being operated.

     (c) The real property owned or leased by the Seller which is used in the conduct of the Business is set forth on Schedule 2.6(C). No default or event of
                                        ---------------
default on the part of the Seller, and no event which with the giving of notice or the passage of time would constitute a default, with respect to such leases, has occurred and is continuing unremedied or unwaived.

     (d) (i)  The Seller has the right to use each Proprietary Right listed in
Schedule 2.6(D) in the manner and location now used, and except as otherwise set
---------------
forth therein, all of such Proprietary Rights are, and will be on the Closing Date, free and clear of all royalty obligations and Liens. There are no claims pending, or, to the Stockholder's or Seller's best knowledge, threatened against the Seller that its use of any of the Proprietary Rights listed on Schedule
                                                                   --------
2.6(D) infringes the rights of any Person. The Seller and the Stockholder has no
------
knowledge of any conflicting use of any of such Proprietary Rights.

     (ii) The Seller has no trade name, service mark, patent, copyright or trademark related to its Business, except those which are set forth in Schedule
                                                                       --------
2.6(D), which are all those necessary for the operation of the Business as
------
presently conducted.

     (iii) The Seller is not a party in any capacity to any franchise, license or royalty agreement respecting any Proprietary Rights and, there is no conflict with the rights of others in respect to the Proprietary Rights now used in the conduct of the Business and the Seller and the Stockholder are unaware of any facts of circumstances which might give rise to the foregoing.

     2.7  Licenses and Authorizations; Third Party Payors.  The Seller owns,
          -----------------------------------------------
holds or possesses all foreign, federal, state or local governmental licenses, franchises, permits, privileges, approvals and other authorizations and licenses which are necessary to entitle it to own or lease the Purchased Assets and to conduct and carry on the Business substantially as presently conducted (the "Licenses"), except for such Licenses
                                           --------
which if not maintained would not have a material adverse effect on the continuing operation of the Business at the Center. Set forth on Schedule 2.7
                                                                 ------------
hereto is a list and brief description of each of the Licenses. Each of the Licenses is valid and in full force and effect, and will continue in full force and effect, without default or forfeiture of any rights thereunder after the consummation of the transactions contemplated hereby. No notice of cancellation, default or breach of or any dispute concerning any of the Licenses owned, possessed or held by the Seller or of any event or condition or state of facts described in the next following sentence has been received by the Seller or Stockholder with respect to any of such Licenses. There is not now pending, or to the knowledge of the Seller or Stockholder threatened, any action to revoke, cancel, rescind, modify or refuse to renew in the ordinary course any of the Licenses. The Seller and Stockholder have performed and fulfilled in all material respects all of their respective obligations under each of the Licenses, and none of the Seller or the Stockholder is aware of any event or condition or state of facts which constitutes or, after notice or lapse of time or both, would constitute a breach or default under any of such Licenses or which permits or, after notice or lapse of time or both, would permit revocation or termination of any of such Licenses or which would materially adversely affect any of the rights of the Seller thereunder.

     2.8  Contracts and Other Instruments.
          -------------------------------
     (a) Schedule 2.8 hereto sets forth a list of all contracts, agreements,
         ------------
instruments and leases to which the Seller or Stockholder, on behalf or for the benefit of the Seller, are a party or by which they are bound, relating to the Business or to which any of the Purchased Assets are subject (collectively, together with any contracts, agreements, instruments and leases entered into by the Seller or Stockholder with respect to the Business between the date hereof and the Closing Date consistent with the terms of this Agreement, being herein called the "Contracts"). The Seller and Stockholder have provided Buyer with a
            ---------
true and complete copy of each Contract.

     (b) Each of the Contracts constitutes the valid and binding obligation of the Seller and/or Stockholder and, to the best of the Seller's and Stockholder's knowledge, the other party thereto, is in full force and effect. The Seller and/or Stockholder have performed and fulfilled all of their material obligations under each of such Contracts required to be performed as of the date hereof, are not in default or breach thereunder, and, to the knowledge of the Seller and Stockholder, no other party is in default or breach thereunder.

     2.9  Employees.  (a)  Schedule 2.9(A) hereto contains (i) a list of the
          ---------        ---------------
names and relationships with the Seller of all employees of the Seller as of the date hereof, (ii) a description of all agreements (oral or written) with such employees, (iii) the dates on which such employees commenced working for the Seller, (iv) any increase in such employee's compensation since January 1, 1996, and (v) the compensation of such employees. Except as set forth on Schedule
                                                                    --------
2.9(B) hereto, the Seller is not a party to any collective bargaining agreement,
------
employment agreement, retirement plans (whether qualified or non-qualified), deferred compensation or severance agreement, consulting or advisory agreement, confidentiality agreement or covenant not to compete (except as set forth in this Agreement) relating to the employees or otherwise relating to the Business.

     (b) The Seller has complied in all material respects with all applicable laws, rules and regulations affecting the employment of labor, including, but not limited to, those relating to wages, hours, discrimination and the payment of social security, withholding and similar taxes, and is not liable for any arrears of wages or any penalties for failure to comply with any of the foregoing. There are no controversies pending, or, to the best of the Stockholder's or the Seller's knowledge, threatened between the Seller and any of its employees, or any labor unions or collective bargaining unit representing or purporting to represent any of its employees.

     2.10  Compliance with Laws; Litigation.  The Purchased Assets and their
           --------------------------------
uses comply with, and the Seller with respect to the Purchased Assets and Business is in compliance with, all applicable laws, regulations, rules, or ordinances of, and all applicable judgments, writs, decrees, injunctions and orders of, any foreign, federal, state, local or other governments or court or governmental departments, commissions, bureaus, agencies or instrumentalities, including but not limited to, all healthcare and environmental laws, except where noncompliance would not have a material adverse effect on the continuing operation of the Business at the Center. The Seller is not, with respect to the Business, the Center or the Purchased Assets subject to any judgments, writs, decrees, injunctions or orders of any foreign, federal, state or local government or court or governmental department, commission, bureau, agency or instrumentality. Except as set forth on Schedule 2.10 hereto,
                                                          -------------
there is no suit, action, administrative proceeding, arbitration or other proceeding or governmental investigation involving the Seller or Stockholder pending or, to the best knowledge of the Seller and Stockholder, threatened against the Seller or Stockholder with respect to the Business, the Center or the Purchased Assets (including, without limitation, any claim for medical malpractice), nor, to the best knowledge of Stockholder or the Seller, is there any reasonable basis for any of the same, nor has there been any at any time during the last five years, and there are no suits, actions, administrative proceedings, arbitra tions or other proceedings or investigations pending in which the Seller or Stockholder is the plaintiff or claimant relating to the Business, the Center or the Purchased Assets. There is no suit, action, administrative proceeding, arbitration or governmental investigation involving the Seller or Stockholder, pending or, to the best knowledge of the Seller and Stockholder, threatened, which questions the legality, validity or propriety of the transactions contemplated by this Agreement.

     2.11  Machinery, Equipment and Supplies.  All machinery, equipment and
           ---------------------------------
supplies of the Seller included in the Purchased Assets are in good and usable condition, ordinary wear and tear excepted.

     2.12  Insurance.  Schedule 2.12 hereto sets forth a list of all policies of
           ---------   -------------
insurance in force with respect to the Purchased Assets, the Center or the Business. The Seller has received no notices of any pending or threatened terminations with respect to such policies and the Seller is in compliance with all material conditions contained therein. All such policies are valid and enforceable and in full force and effect and are sufficient for all applicable requirements of law. All such policies will remain in full force and effect through the Closing Date.

     2.13  Tax and Other Returns and Reports.  There are no pending questions,
           ---------------------------------
nor claims asserted for, ad valorem taxes or
                         -- -------
assessments upon the Purchased Assets nor are there any tax Liens outstanding against any of the Purchased Assets. The Seller has paid or caused to be paid to Federal, state and local authorities all amounts required to be paid by Federal, state and local law or regulations with respect to withholding from the wages of the Seller's employees.

     2.14  Accounts Receivable; Accounts Payable.  (a)  The Seller has good
           -------------------------------------
title, free and clear of all Liens except Permitted Liens, to the receivables reflected on its balance sheets. Such accounts receivable have arisen from bona fide transactions entered into in the ordinary course of business (provided, however, that neither the Seller nor the Stockholder guarantees collection thereof) and are not in dispute or subject to defense, counterclaim or set-off.

     (b)  Except as set forth on Schedule 2.14, all of the Seller's trade and
                                 -------------
lender accounts payable and any other obligation relating to the Business are, and shall be at the Closing Date, current in accordance with their terms.

     2.15  Environmental Matters.  To the best of Seller's and Stockholder's
           ---------------------
knowledge after due inquiry, there has been:

     (a) no release or threatened release of any hazardous substance, pollutant or contaminant as each such term presently is defined by the Comprehensive Environmental Response, Compensation and Liability Act, as amended, resulting from any activity by or on behalf of the Seller or any predecessor in interest, including but not limited to, the generation, handling, storage, treatment, transportation or disposal of any hazardous substance, pollutant or contaminant at the premises on which the Center are located (the "Premises");
                                                      --------

     (b) past or future action taken or to be taken by any federal, state or local entity or by any private party under any federal, state or local statute, rule, regulation or guideline concerning the release of any hazardous substance, pollutant or contaminant into the soil, air, surface or subsurface waters or the environment in general from the Premises; and

     (c) claims or actions brought or which may be brought by any third party for damages occurring at or outside of the Premises resulting from the alleged release or threatened release of any hazardous substance, pollutant or contaminant by the Seller or any predecessor in interest, including but not limited to, claims for health effects to persons, property damage and/or damage to natural resources; nor do the Seller have any knowledge of any basis for any of the foregoing.

     2.16  Brokers.  Neither the Seller, Stockholder nor any Affiliate of the
           -------
Seller or Stockholder has incurred any liability or obligation to any broker, finder or agent for any brokerage fees, finder's fees or commissions with respect to the transactions contemplated by this Agreement.

     2.17  Disclosure.  No representation or warranty by the Seller or
           ----------
Stockholder contain, or on the Closing Date will contain, any untrue statement of material fact or omits, or on the Closing Date will omit to state, a material fact necessary to make the statements not misleading.

     2.18   Investment Intent.  The Seller is acquiring the Shares which are
            -----------------
issuable under this Agreement for investment for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof and understands that the Shares are being offered under an exemption in Section 4(2) of the Securities Act upon reliance on such representation. The Seller is an "accredited investor" as such term is defined in Rule 501(a) under the Securities Act. The Seller understands that the Shares which are issuable hereunder, have not been, and will not as of the Closing Date be, registered under the Securities Act. The Seller acknowledges that the Shares which are issuable hereunder must be held indefinitely until subsequently registered under the Securities Act or unless an exemption from such registration is available. The Seller is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of shares subject to the satisfaction of the requirements set forth therein.

                                   ARTICLE 3

                REPRESENTATIONS AND WARRANTIES OF BUYER AND MRI

     As an inducement to the Seller and the Stockholder to enter into this Agreement and to consummate the transactions contemplated hereby, Buyer and MRI, jointly and severally, represent and warrant to the Seller and the Stockholder and agree as follows:

     3.1  Organization.  Each of Buyer and MRI is a corporation duly organized,
          ------------
validly existing and in good standing under the laws of the State of Delaware. Each of Buyer and MRI has all requisite corporate power and authority to own or lease its properties and assets and to conduct its business as presently conducted. Buyer is a wholly owned subsidiary of MRI.

     3.2  Authority to Effect Transactions.  (a)  Each of  Buyer and MRI has all
          --------------------------------
requisite corporate power and authority to execute, deliver and perform this Agreement and Buyer's Closing Documents. All necessary corporate action on the part of Buyer and MRI has been duly taken to authorize the execution, delivery and performance of this Agreement and Buyer's Closing Documents. This Agreement has been duly authorized, executed and delivered by Buyer and MRI, and is the legal, valid and binding obligation of Buyer and MRI enforceable against Buyer and MRI in accordance with its terms. Buyer's Closing Documents have been duly authorized by Buyer and, upon execution and delivery by Buyer as contemplated hereby, will be the legal, valid and binding obligations of Buyer, enforceable against Buyer in accordance with their terms.

     (b) (i) No consent, authorization, approval, order, license, certificate or permit of or from, or declaration or filing with, any foreign, federal, state, local or other governmental authority or regulating body or any court or other tribunal or any party to any contract, agreement, instrument, lease or license to which either Buyer or MRI is a party or by which it is bound, is required for the execution, delivery or performance by Buyer or MRI of this Agreement or any of Buyer's Closing Documents or in connection therewith or for consummation of the transactions contemplated hereby or thereby and (ii) neither the execution, delivery or performance by Buyer or MRI of this Agreement or any of Buyer's Closing Documents, nor the consummation of the transactions contemplated hereby or thereby (w) conflicts with or will conflict with or (with or without the giving of notice or the passage of time or both) results or will result in a breach of the terms, conditions or provisions of, (x) constitutes or will constitute a default under, (y) constitutes or will constitute an event creating rights of acceleration, termination or cancellation, or loss of rights under, or
(z) results or will result in a violation of, (A) the certificate of incorporation or by-laws, each as amended to date, of Buyer or MRI, (B) any law, statute, rule, regulation, order, award, judgment or decree to which either Buyer or MRI is subject, or (c) any contract, agreement, instrument, lease or license to which either Buyer or MRI is a party or by which it is bound.

     3.3  Litigation.  There is no suit, action, administrative proceeding,
          ----------
arbitration or other proceeding or governmental investigation (including by the SEC or The Nasdaq Stock Market) pending or, to the best knowledge of Buyer or MRI, threatened against Buyer or any MRI Group Entity, which questions the legality, validity or propriety of the transactions contemplated by this Agreement, which would reasonably be expected to have a material adverse effect on the business of MRI and its subsidiaries taken as whole, which would suspend or disqualify trading of the MRI Common Stock on The Nasdaq Stock Market or which would cause the SEC to refuse to review the registration statement to be filed pursuant to Section 1.8.

     3.4  SEC Reports. Since September 1, 1995, MRI and its subsidiaries have
          -----------
timely filed (i) all forms, reports, statements and other documents required to be filed with (A) the SEC, including, without limitation (1) all Annual Reports on Form 10-K, (2) all Quarterly Reports on Form 10-Q, (3) all proxy statements relating to meetings of stockholders (whether annual or special), (4) all Current Reports on Form 8-K, (5) all other reports or registration statements and (6) all amendments and supplements to all such reports and registration statements (collectively, the "SEC Reports"), (B) The Nasdaq Stock Market
                               -----------
and (C) any other applicable state securities authorities and (ii) all forms, reports, statements and other documents required to be filed with any other applicable federal or state regulatory authorities, except where the failure to file any such forms, reports, statements or other documents would not have an material adverse effect on MRI's or either Buyer's ability to perform the transactions contemplated hereby (all such forms, reports, statements and other documents in clauses (i) and (ii) of this Section 3.4 being referred to herein, collectively, as the "Reports"). The Reports, including all Reports filed after
                      -------
the date of this Agreement and prior to the Closing Date (x) were or will be prepared in all material respects in accordance with the requirements of applicable law (including, with respect to the SEC Reports, the Securities Act and the Securities Exchange Act of 1934, as the case may be, and the rules and regulations of the SEC thereunder applicable to such SEC Reports) and (y) did not at the time they were filed, or will not at the time they are filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The outstanding shares of MRI Common Stock are duly qualified for listing on The Nasdaq Stock Market.

     3.5  Shares.  All of the Shares issuable hereunder to the Seller shall,
          ------
when so issued, be duly and validly issued and fully paid and non-assessable and free from all taxes, liens and charges with respect to the issue thereof.

                                   ARTICLE 4

             CONDUCT OF BUSINESS AND TRANSACTIONS PRIOR TO CLOSING

                 Between the date hereof and the Closing Date:

     4.1  Access.  The Seller shall (a) afford to the officers, stockholders,
          ------
employees, consultants, attorneys, agents, engineers, accountants and other representatives ("Agents") of Buyer and of any prospective lenders or to investors in Buyer or its Affiliates (the "Buyer's Lenders and Investors") free and full access to the properties, assets, books and records of the Seller relating to the Purchased Assets, (b) permit them to make extracts from and copies of such books and records and (c) from time to time furnish to Buyer, Buyer's Agents or Buyer's Lenders and Investors such financial and operating data and other information concerning the results of operations of the Center and the Business as Buyer may reasonably request including all interim financial statements with respect to the Center. No investigation by or on behalf of Buyer shall affect the representations and warranties of Stockholder and the Seller hereunder.

     4.2  Conduct of Business.  The Seller, Stockholder,  Buyer and MRI shall
          -------------------
refrain from taking any action which would render any of their respective representations and warranties inaccurate in any material respect as of the Closing Date, except for changes therein permitted by this Agreement or resulting from transactions carried out pursuant to this Agreement. Each party shall promptly notify the other of any action, suit, proceeding or investigation that may be threatened, brought, asserted or commenced of which it becomes aware that would have been required to be disclosed hereunder or listed, in the case of the Seller or the Stockholder, on Schedule 2.10 hereto, if such action, suit, proceeding or investigation
   -------------
had arisen or were in existence on or prior to the date hereof. The Seller and Stockholder shall act diligently and reasonably (a) to preserve the Purchased Assets, (b) to keep available, if so requested by Buyer, the services of the present personnel of the Center, (c) to preserve the goodwill of suppliers and customers of the Center and others having business relations therewith, (d) to comply with all applicable laws, rules and regulations and (e) to prepare and file all tax returns required to be filed. Except as otherwise contemplated by this Agreement or consented to in writing by Buyer, the Seller shall conduct the Business and operations of the Center in all material respects only in the ordinary course and substantially as presently operated. Notwithstanding the foregoing, except as otherwise contemplated by this Agreement or consented to in writing by Buyer, Seller shall not, (i) except in the ordinary course of business, sell, lease, transfer or otherwise dispose of (including transfers to any Affiliates of the Seller), or mortgage or pledge, or impose or suffer to be imposed any Lien on, any Purchased Assets, or enter into any arrangement to do any of the foregoing; (ii) increase the compensation payable to any employee except raises in the ordinary course consistent with past practice; (iii) enter into any material service or equipment contract; (iv) incur any material loss of customers (defined as any customers, the revenues from which constituted greater than 5% of the total 1995 or total 1996 revenues of the Seller); or (v) take any action or fail to take any action which would cause any representation made in Article Two not to be true and correct on the Closing Date. Until February 29, 1997, Stockholder and the Seller shall not (i) sell, agree or offer to sell, or negotiate for the purpose of selling, to any person other than Buyer any material asset of the Seller, except in the ordinary course of the Seller's business, or (ii) enter into any joint venture, lease or other agreement or transaction not in the ordinary course of business, or negotiate for the purpose of entering into any such agreement or transaction, or (iii) take any action which could have the effect of precluding the consummation of the transactions contemplated hereby.

     4.3  Maintenance.  The Seller shall act reasonably and in accordance with
          -----------
its prior practice with respect to the Business to preserve, maintain in good and usable condition and insure and repair the Purchased Assets in the ordinary course. In the event of any material loss of, or material damage to, the Purchased Assets prior to the Closing, the Seller shall either pay the lesser of the repair or replacement cost thereof to Buyer at the Closing or, at the option of Buyer, promptly repair or replace the lost or damaged assets in order to minimize the interruption to the Business.

     4.4  Consents and Approvals.  Stockholder and the Seller shall act
          ----------------------
diligently and reasonably to secure the consents and approvals of any governmental agencies and authorities and any other Persons, as set forth on

Schedule 2.2(B) annexed hereto, required to be obtained to effect the
---------------
transactions contemplated hereby or to otherwise satisfy the conditions set forth in Sections 5.4 and 5.5 hereof, provided that Stockholder and the Seller shall not make any agreement or understanding affecting the Center or the Business as a condition for obtaining any such consent or waiver except with the prior written consent of Buyer. Buyer shall act diligently and reasonably to cooperate with Stockholder and the Seller to obtain the consents or approvals contemplated by this Section 4.4.

     4.5  Renewal of Assumed Contracts.  The Seller and Stockholder shall keep
          ----------------------------
Buyer fully informed of all significant developments with respect to the renewal of any Assumed Contracts that are scheduled to expire between the date hereof and the Termination Date. The Seller shall use its best efforts to renew any Assumed Contracts listed on Schedule 1.4(B) hereof that are scheduled to expire
                            ---------------
during such period on terms no less favorable than those currently prevailing.

     4.6  Retained Liabilities.  The Seller agrees to pay all Retained
          --------------------
Liabilities and to indemnify Buyer from any liability thereunder.

     4.7  Employees.  The Buyer shall make an offer of employment to each of the
          ---------
Seller's employees employed at the Center
being purchased by such Buyer (the "Employees") for employment by such Buyer at
                                    ---------
the Center from and after the Closing Date upon such employment terms as such Buyer shall determine in its sole discretion. As to any Employees which decide not to enter into Buyer's employ on the Closing Date, the Seller shall be solely responsible for (i) properly notifying such Employees of their termination, and
(ii) making all severance and other related payments, including but not limited to payments for accrued vacation and accrued sick days, if any. With respect to Employees which become employees of Buyer on the Closing Date, Seller shall remain liable and Buyer shall not be liable for severance and related payments, including but not limited to payments for accrued vacation and accrued sick days, if any, for the period up to and including the Closing Date unless any such obligation, or portion thereof, is an Assumed Liability set forth on
Schedule 1.4(B).

                                   ARTICLE 5

                       CONDITIONS TO OBLIGATIONS OF BUYER


     The obligations of Buyer under this Agreement shall be subject, at the option of Buyer, to the fulfillment of each of the following conditions as of the Closing Date:

     5.1  Accuracy of Representations and Compliance with Conditions.  All
          ----------------------------------------------------------
representations and warranties of Stockholder and the Seller contained in this Agreement shall be true and accurate when made and, except (a) as a result of the taking of any action contemplated hereby or (b) insofar as any representation or warranty relates to any specified earlier date, shall be true and accurate as of the Closing Date, as though such representations and warranties were then made by Stockholder and the Seller; and Stockholder or the Seller shall have performed and complied with all of their covenants and agreements set forth in this Agreement to be performed or complied with at or before the Closing.

     5.2  No Changes or Destruction of Property.  Between the date hereof and
          -------------------------------------
the Closing Date, there shall have been (a) no material adverse change in the Business or the Purchased Assets; (b) no federal, state or local legislative or regulatory change materially adversely affecting the Business or the Purchased Assets; (c) no damage, destruction, loss or claim or condemnation or other taking materially adversely affecting the Business or the Purchased Assets; and (d) no lawsuit, proceeding or claim filed or asserted against the Stockholder or the Seller that, if adversely determined, could reasonably be expected to have a material adverse effect on the Business or the Purchased Assets.

     5.3  Opinion of Counsel for Stockholder and the Seller.  Buyer shall have
          -------------------------------------------------
received from Vega, Stanley, Zelman and Hanlon counsel to Stockholder and the Seller, an opinion dated the Closing Date in the form set forth in Exhibit B hereto.

     5.4  Necessary Government Approvals.  The parties shall have received all
          ------------------------------
governmental and regulatory approvals, actions and consents, if any, necessary to consummate the transactions contemplated hereby.

     5.5  Necessary Consents.  The parties shall have received written consents,
          ------------------
in form and substance reasonably satisfactory to Buyer, to the transactions contemplated hereby from all Persons whose consent is required therefor, as set forth on Schedule 2.2(B) or otherwise under any Assumed Contract.
         ---------------

     5.6  Review of Proceedings.  All actions, proceedings, instruments and
          ---------------------
documents required to carry out the transactions contemplated by this Agreement or any other agreement to be executed and delivered by any of the parties hereunder or in connection herewith shall be subject to the reasonable approval of Buyer's counsel, and Stockholder and the Seller shall have furnished to such counsel such documents as such counsel may have reasonably requested for the purpose of enabling such counsel to pass upon legal matters incidental thereto.

     5.7  Threatened or Pending Proceedings.  No proceedings shall have been
          ---------------------------------
initiated or threatened by any governmental department, commission, bureau, board, agency or instrumentality seeking to enjoin or otherwise restrain the consummation of the transactions contemplated hereby.

     5.8  Deliveries Complete.  All documents required to have been delivered by
          -------------------
Stockholder and the Seller to Buyer, including each of the certificates, instruments and documents listed on Schedule 5.8 hereto, and all actions
                                    ------------
required under this Agreement
to have been taken by Stockholder or the Seller, at or prior to the Closing shall have been delivered or taken.

     5.9  Accounts Payable.  Except for the trade and lender accounts payable
          ----------------
set forth on Schedule 2.14, all trade and lender accounts payable and any other
             -------------
obligation relating to the Business shall, as of the Closing Date, be current in accordance with their terms.

     5.10  Closing Certificate.  On the Closing Date, the Seller and Stockholder
           -------------------
shall deliver to Buyer a closing certificate in the form of Exhibit C signed by the President of the Seller and the Stockholder to the effect that: (a) all representations and warranties of Stockholder and the Seller contained in this Agreement are true and correct as if made on and as of such date, except (i) as a result of the taking of any action contemplated hereby and (ii) insofar as any such representation or warranty relates to a specified earlier date; (b) the Stockholder and the Seller have performed and complied with all of their covenants and agreements set forth in this Agreement to be performed or complied with at or before the Closing; and (c) each of the other conditions precedent to Buyer's obligations to close under this Agreement has been fulfilled.

     5.11  Assumption of Leases.  The landlord for the Premises on which the
           --------------------
Center is located shall have agreed to the assumption by Buyer of the lease for such Premises.


                                   ARTICLE 6

            CONDITIONS TO OBLIGATIONS OF THE SELLER AND STOCKHOLDER

     The obligations of the Seller and Stockholder under this Agreement shall be subject, at the option of the Seller and Stockholder, to the fulfillment of each of the following conditions as of the Closing Date:

     6.1  Accuracy of Representations and Compliance with Conditions.  All
          ----------------------------------------------------------
representations and warranties of Buyer contained in this Agreement shall be true and accurate when made and, except (a) as a result of the taking of any action contemplated hereby or (b) insofar as any representation or warranty relates to any specified earlier date, shall be true and accurate as of the Closing Date, as though such representations and warranties were then made by Buyer; and Buyer shall have performed and complied with all of its covenants and agreements set forth in this Agreement to be performed or complied with at or before the Closing.

     6.2  Review of Proceedings.  All actions, proceedings, instruments and
          ---------------------
documents required to carry out the transactions contemplated by this Agreement or any other agreement to be executed and delivered by any of the parties hereunder or in connection herewith shall be subject to the reasonable approval of the Seller's counsel, and Buyer shall have furnished to such counsel such documents as such counsel may have reasonably requested for the purpose of enabling such counsel to pass upon legal matters incidental thereto.

     6.3  Threatened or Pending Proceedings.  No proceedings shall have been
          ---------------------------------
initiated or threatened by any governmental department, commission, bureau, board, agency or instrumentality seeking to enjoin or otherwise restrain the consummation of the transactions contemplated hereby.

     6.4  Opinion of Counsel to Buyer.  The Seller shall have received from
          ---------------------------
Werbel & Carnelutti, counsel for Buyer, an opinion dated the Closing Date in the form set forth in Exhibit D hereto.

     6.5  Deliveries Complete.  All documents required to have been delivered by
          -------------------
Buyer to the Seller and Stockholder, including each of the certificates, instruments and documents listed on Schedule 6.5 hereto, and all actions
                                    ------------
required under this Agreement to have been taken by Buyer, at or prior to the Closing shall have been delivered or taken.

     6.6  Necessary Government Approvals.  The parties shall have received all
          ------------------------------
governmental and regulatory approvals, actions and consents necessary to consummate the transactions contemplated hereby.

     6.7  Closing Certificate.  On the Closing Date, Buyer and MRI shall deliver
          -------------------
to the Seller a certificate in the form of Exhibit E signed by the President (or a Vice President) of each Buyer and MRI to the effect that: (a) all representations and warranties of Buyer and MRI contained in this Agreement are true and correct as if made on and as of such date, except (i) as a result of the taking of any action contemplated hereby and (ii) insofar as any such representation or warranty relates to a specified earlier date; (b) Buyer and MRI have performed and complied with all of their covenants and agreements set forth in this Agreement to be performed or complied with at or before the Closing; and (c) each of the other conditions precedent to the Seller's obligations to close under this Agreement has been fulfilled.

     6.8  Necessary Consents.  The parties shall have received written consents
          ------------------
from all Persons whose consent is required therefor for the assignment and assumption of any Assumed Contract as set forth on Schedule 2.2(B) and the
                                                   ---------------
Seller shall have obtained releases with respect to such Assumed Contracts.

     6.9  Offers to Employees.  The Buyer shall have made the employment offers
          -------------------
to the Employees pursuant to Section 4.7.

                                   ARTICLE 7

                       TRANSACTIONS SUBSEQUENT TO CLOSING


     7.1  Record Retention; Access.  Buyer shall retain the books and records of
          ------------------------
the Center and the Purchased Assets transferred to Buyer hereunder for a period of not less than seven (7) years; provided, however, that Buyer shall have the right to dispose of or destroy any such books and records at any earlier time upon giving the Seller reasonable notice of such intent and the right to obtain from Buyer those books and records which it intends to dispose of or destroy. The Seller shall have the right, at the expense of the Seller,

     (i) of reasonable access to and examination of such records and books for a period of seven (7) years from and after the Closing Date upon reasonable notice to Buyer and during normal business hours and

     (ii) to make copies of such of the books, contracts and records included in the Purchased Assets as are in Buyer's possession which relate to any period prior to the Closing and the Measurement Period. With the approval of Buyer, which approval shall not be unreasonably withheld or delayed, the Seller may remove from Buyer's possession the originals of such of the books and records included in the Purchased Assets as the Seller may require, for use in litigation, provided that the Seller shall indemnify Buyer against losses, expenses, or damages resulting from the loss, destruction or nonreturn of such books and records.

          7.2  Power of Attorney.  Effective upon Closing, the Seller
               -----------------
constitutes and appoints the Buyer and its respective suc cessors and assigns, the true and lawful attorneys for the Seller, with full power of substitution, in the name of the Seller, but on behalf of and for the benefit of and at the expense of the Buyer, to institute and prosecute, in the name of the Seller or otherwise, all proceedings which the Buyer may deem proper in order to collect, assert or enforce any claim, right or title of any kind in or to the Purchased Assets, to defend and compromise any and all actions, suits or proceedings and to endorse for deposit and collection any and all bank checks, drafts or other orders or instruments for the payment of money, drawn upon the Seller in respect of any of such Purchased Assets, and to do all such acts and things in relation thereto as the Buyer shall deem advisable. The foregoing powers are and shall be coupled with an interest and shall be irrevocable by the Seller or by the Seller's dissolution or in any manner or for any reason. The Buyer shall retain for their own account any amounts collected pursuant to the foregoing powers, including any sums payable in respect thereof, and the Seller shall promptly pay to the Buyer, when received, any amounts which shall be received by the Seller in respect of the Purchased Assets as provided herein.

          7.3  Further Actions.  At any time and from time to time after the
               ---------------
Closing, each party hereto agrees, at its own expense (except as otherwise provided herein), to take such actions and to execute and deliver such documents as may be reasonably necessary to effectuate the purposes of this Agreement.

                                   ARTICLE 8

                        CONFIDENTIALITY AND NON-COMPETE


     8.1  Confidentiality.  (a)  Prior to and immediately after the Closing, no
          ---------------
party to this Agreement shall directly or indirectly make or cause to be made any public announcement or disclosure, or issue any notice with respect to this Agreement or the transactions contemplated hereby without the prior consent of the other parties hereto, except for any disclosure or notice required, based upon the advice of MRI's counsel, to be made by MRI, including, but not limited to a press release announcing the transaction contemplated by this Agreement.
In the event this Agreement terminates without the purchase and sale of the Purchased Assets having taken place, the parties and their respective Affiliates and Agents will (i) hold in confidence and refrain from using all non-public information received in connection with the transactions contemplated in this Agreement, and (ii) promptly return all such non-public information and any and all copies thereof to the party to which such information relates. The Seller and the Stockholder acknowledge that the MRI Common Stock is publicly traded and agree to refrain from using non-public information regarding this transaction in connection with the purchase or sale of such securities.

     (b) During the period commencing on the date hereof and ending five years from the date hereof, neither the Seller or Stockholder nor any Affiliate of the Seller or Stockholder shall disclose intentionally to anyone, or use or otherwise exploit for the benefit of the Seller or Stockholder or any Affiliate of the Seller or Stockholder, or for the benefit of anyone other than Buyer or MRI Group Entities, (i) any confidential information of Buyer or MRI Group Entities relating to the Business or the Center, including, without limitation, any trade secrets, customer lists, details of client or consultant contracts, marketing plans, product or service development plans, business acquisition plans of the Buyer or MRI Group Entities related to the Business, or (ii) any portion or phase of any technical information, ideas, "know-how", discoveries, product designs, computer programs (including source or object codes), processes, procedures, formulae or improvements relating to the Center that is valuable, and whether or not in written or tangible form, and including all memoranda, notes, plans, reports, records, documents and other evidence thereof (all such information, documents and materials being hereinafter called "Confidential Information").
                                        ------------------------

     (c) The foregoing notwithstanding, the term "Confidential Information" does not include, and there shall be no obligation hereunder with respect to,
(i) information that becomes generally available to the public, other than as a result of a disclosure by the Seller or Stockholder or any Affiliate of the Seller or Stockholder or any agent or other representative thereof, and (ii) business know-how, marketing and development techniques and technical methods applicable to diagnostic imaging businesses generally. Neither the Seller or Stockholder nor any Affiliate of the Seller or Stockholder shall have any obligation hereunder to keep confidential any Confidential Information if and to the extent disclosure of any thereof is required by law, and the Seller or Stockholder or any Affiliate of the Seller or Stockholder concerned shall provide Buyer with prompt notice of such requirement, prior to making any disclosure, so that the Buyer may seek an appropriate protective or restrictive order.

     (d) At the request of Buyer, the Seller and Stockholder agree to deliver to Buyer, at any time during the term of this Agreement, all Confidential Information which any of them may possess or control.

     8.2  Non-Competition/Noninterference.  During the period commencing on the
          -------------------------------
date hereof and ending five years from the date hereof, neither the Seller or Stockholder nor any Affiliate of the Seller or Stockholder shall, directly or indirectly:

     (a) anywhere within a twenty-five (25) mile radius of the Center own, manage, operate, advise (whether or not for compensation), control, or invest or acquire an interest in any business, or otherwise engage or participate in, whether as a proprietor, partner, stockholder, director, officer, Key Employee, joint venturer, lender, advisor, consultant, investor or other participant, in any business (a "Competitive Business") which competes, directly or indirectly, with the Business of the Center; or

     (b) solicit, induce or influence any customer, supplier, or any other person or entity which has a business relationship with Buyer to discontinue or reduce the extent of such relationship with Buyer; or

     (c) (i) recruit, solicit or otherwise induce or influence any employee of Buyer to discontinue such employment with Buyer or any radiologist who, at the time has a business relationship with Buyer, from discontinuing such relationship with Buyer, or (ii) employ or seek to employ, or cause any Competitive Business or permit any Competitive Business to employ or seek to employ, any person who is then (or was at any time within six months prior to the date the Seller, the Stockholder or any Affiliate of Seller or Stockholder or the Competitive Business employs or seeks to employ such person) employed by Buyer.

     (d) Notwithstanding the foregoing, the provisions of this Section 8.2 will not be deemed breached because the Seller or the Stockholder or any Affiliate of the Seller or Stockholder beneficially owns, in the aggregate, not more than 5% of the outstanding common stock of a corporation, if, at the time of its acquisition by the Seller, Stockholder or Affiliate, such stock is listed on a national securities exchange, is reported on Nasdaq or is regularly traded in the over-the-counter market by a member of a national securities exchange.

     8.3  Breaches of Article 8.  In the event that the Seller, Stockholder or
          ---------------------
any Affiliate of the Seller or Stockholder shall breach any of the provisions of this Article 8, or in the event that any such breach is threatened by such parties, in addition to and without limiting or waiving any other remedies available to Buyer at law or in equity, Buyer shall be entitled to immediate injunctive relief in any courts having the capacity to grant such relief, to restrain any such breach or threatened breach and to enforce the provisions of this Article 8. The Seller and Stockholder acknowledge and agree that there is no adequate remedy at law for any such breach or threatened breach and, in the event that any action or proceeding is brought seeking injunctive relief, the Seller and the Stockholder shall not use as a defense thereto that there is an adequate remedy at law.

                                   ARTICLE 9

                                INDEMNIFICATION


     9.1  Indemnity by the Seller and Stockholder.  The Seller and the
          ---------------------------------------
Stockholder, jointly and severally, agree to indemnify and hold harmless Buyer and its successors and assigns and Buyer's and its respective officers, directors, controlling Persons (if any), employees, attorneys, agents, Affiliates, partners and stockhold ers, in each case past, present, or as they may exist at any time after the date of this Agreement (including Buyer, the "Buyer Indemnitees") against and in respect of any and all:

     (a) claims, suits, actions, proceedings (formal and informal), investigations, judgments, deficiencies, damages, settlements, liabilities, losses, costs and legal and other expenses arising out of or based upon (i) any breach of any representation, warranty, covenant or agreement of the Seller or the Stockholder contained in this Agreement or in any other agreement executed and delivered by the Seller or the Stockholder hereunder or in connection herewith, (ii) all Retained Liabilities and any other obligation or liability of the Seller of any nature, accrued or contingent, not assumed by Buyer in accordance with Section 1.4 of this Agreement; and

     (b) claims, suits, actions and proceedings, including, but not limited to, professional liability claims of Persons not a party to this Agreement and related investigations, judgments, deficiencies, damages, settlements, liabilities, losses, costs and legal and other expenses arising therefrom and from events occurring on or prior to the Closing Date relating to the Purchased Assets or the operation or conduct of the Business other than the Assumed Liabilities.

Notwithstanding the foregoing, Buyer shall not be entitled to indemnification for any amounts with respect to which Buyer are actually reimbursed under an insurance policy.

     9.2  Indemnity by Buyers and MRI.  Buyer and MRI, jointly and severally,
          ---------------------------
agree to indemnify and hold harmless the Seller and Stockholder and their successors and assigns and its partners, controlling Persons (if any), employees, attorneys, agents,

Affiliates, partners (including the Seller and Stockholder, the "Seller Indemnitees") against and in respect of any and all:

     (a) claims, suits, actions, proceedings (formal and informal), investigations, judgments, deficiencies, damages, settle ments, liabilities, losses, costs and legal and other expenses arising out of or based upon (i) any breach of any representation, warranty, covenant or agreement of Buyer or MRI contained in this Agreement, or in any other agreement executed and delivered by Buyer or MRI hereunder or in connection herewith and (ii) the Assumed Liabilities pursuant to Section 1.4 of this Agreement; and

     (b) claims, suits, actions and proceedings (formal and informal) of Persons not a party to this Agreement and related investigations, judgments, deficiencies, damages, settlements, lia bilities, losses, costs and legal and other expenses arising from events occurring after the Closing Date relating to the Purchased Assets or the operation or conduct of the Business except to the extent that same results from the breach of any representation or warranty of Stockholder or the Seller hereunder.

     9.3  Defense of Claims.  Any Buyer Indemnitee or Seller Indemnitee (the
          -----------------
"Indemnified Party") seeking indemnification under this Agreement shall give to the party obligated to provide indemnification to such Indemnified Party (the "Indemnitor") a notice (a "Claim Notice") describing in reasonable detail the facts giving rise to any claim for indemnification hereunder promptly upon learning of the existence of such claim. Upon receipt by the Indemnitor of a Claim Notice from an Indemnified Party with respect to any claim of a third party, such Indemnitor may assume the defense thereof with counsel reasonably satisfactory to the Indemnified Party and, in such event, shall agree to pay and otherwise discharge with the Indemnitor's own assets all judgments, deficiencies, damages, settlements, liabilities, losses, costs and legal and other expenses related thereto; and the Indemnified Party shall cooperate in the defense or prosecution thereof and shall furnish such records, information and testimony and attend all such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested in connection therewith. If the Indemnitor does not assume the defense thereof, the Indemnitor shall similarly cooperate with the Indemnified Party in such defense or prosecution. The Indemnified Party shall have the right to participate in the defense or prosecution of any lawsuit with respect to which the Indemnitor has assumed the defense and to employ its own counsel therein, but the fees and expenses of such counsel shall be at the expense of the Indemnified Party unless (i) the Indemnitor shall not have promptly employed counsel reasonably satisfactory to such Indemnified Party to take charge of the defense of such action or (ii) such Indemnified Party shall have reasonably concluded that there exists a significant conflict of interest with respect to the conduct of such Indemnified Party's defense by the Indemnitor, in either of which events such fees and expenses shall be borne by the Indemnitor and the Indemnitor shall not have the right to direct the defense of any such action on behalf of the Indemnified Party. The Indemnitor shall have the right, in its sole discretion, to settle any claim solely for monetary damages for which indemnification has been sought and is available hereunder, provided that the Indemnitor shall not agree to the settlement of any claim which constitutes the subject of a Claim Notice which settlement in the reasonable opinion of the Indemnified Party would have an adverse continuing effect on the business of the Indemnified Party without the prior written consent of the Indemnified Party. The Indemnified Party shall give written notice to the Indemnitor of any proposed settlement of any suit, which settlement the Indemnitor may, if it shall have assumed the defense of the suit, reject in its reasonable judgment within 10 days of receipt of such notice. Notwithstanding the foregoing the Indemnified Party shall have the right to pay or settle any suit for which indemnification has been sought and is available hereunder, provided that, if the defense of such claim shall have been assumed by the Indemnitor, the Indemni fied Party shall automatically be deemed to have waived any right to indemnification hereunder.

     9.4  Right of Buyer to Setoff Future Payments.  Without limiting such other
          ----------------------------------------
rights as the Buyer Indemnitees may have, if, after the Closing Date but prior to the time the entire Seller Additional Compensation, if any, is delivered to the Seller, Buyer has learned of a breach of any representation, warranty, covenant, or agreement of the Seller contained in this Agreement, Buyer in its discretion may upon prior written notice to the Seller, set-off from that portion of the balance of the Seller Additional Compensation, if any, then due, the amount subject to indemnification by the Seller, provided, that any such
                                                     --------
setoff shall not affect the Seller's right to contest the basis for such setoff.

                                   ARTICLE 10

                                 MISCELLANEOUS


       Bulk Sales Laws.  Buyer waives compliance by the Seller with any
       ---------------
applicable bulk sales law and the Seller and Stockholder hereby agree to indemnify Buyer from any liability thereunder.

     10.1  Expenses.  Each party hereto shall pay its own expenses incident to
           --------
the negotiation, preparation and consummation of this Agreement and all other agreements, instruments and documents executed and delivered by it hereunder or in connection herewith, including all fees and expenses of its or their respective counsel and accountants, whether or not the transactions contemplated hereby or thereby are consummated.

     10.2  Survival.  The representations, warranties, covenants and agreements
           --------
contained in or made pursuant to this Agreement shall survive the Closing, except to the extent that they relate to a specified earlier date.

     10.3  Entire Agreement; Modification.  This Agreement (includ ing the
           ------------------------------
Schedules and Exhibits hereto) sets forth the entire understanding of the parties with respect to the subject matter hereof, supersedes all existing agreements among them concerning such subject matter and may be modified only by a written instrument duly executed by each party hereto.

     10.4  Notices.  Any notice given pursuant to this Agreement to any party
           -------
hereto shall be deemed to have been duly given when mailed by registered or certified mail, return receipt requested or by national overnight courier, or when hand delivered as follows:

          If to the Seller or the Stockholder:

          Naples Medical Center
          400 Eighth Street North
          Naples, Florida 34102

          Attention: Mr. Francis D. Hussey

          With a copy to:

          Vega, Stanley, Zelman and Hanlon
          2660 Airport Road South
          Naples, Florida  34112
          Attention:  John Vega, Esq.


          If to Buyer or MRI:

          c/o Medical Resources, Inc.
          155 State Street
          Hackensack, New Jersey 07601
          Attention:  Mr. William D. Farrell

          With a copy to:

          Werbel & Carnelutti
          711 Fifth Avenue
          New York, New York 10022
          Attention:  Stephen M. Davis, Esq.

or at such other address as either such party shall from time to time designate by written notice, in the manner provided herein, to the other party hereto. All references to days in this Agreement shall be deemed to refer to calendar days, unless otherwise specified.

     10.5  Waiver.  Any waiver must be in writing, and any waiver by any party
           ------
of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of that provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions will not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

     10.6  Binding Effect; Assignment.  (a)  Neither this Agreement nor any of
           --------------------------
the rights, interests or obligations hereunder shall be assigned by either of the parties hereto without the prior written consent of the other party, and any purported assignment without such consent shall be void.

          (b) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns.

          10.7  Separability.  If any provision of this Agreement is invalid,
                ------------
illegal or unenforceable, such provision shall be ineffec tive to the extent, but only to the extent of, such invalidity, illegality or unenforceability, without invalidating the remainder of such provision or the remaining provisions of this Agreement, unless such a construction would be unreasonable.

          10.8  Headings.  The headings in this Agreement are solely for
                --------
convenience of reference and shall be given no effect in the construction and interpretation of this Agreement.

          10.9  Counterparts.  This Agreement may be executed in any number of
                ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          10.10  Governing Law.  This Agreement shall be construed and enforced
                 -------------
in accordance with the laws of the State of Florida, without giving effect to conflict of laws.

          10.11  Incorporation by Reference.  The Schedules and Exhibits
                 --------------------------
attached hereto and the letters referred to herein as having been executed or delivered concurrently with the execution of this Agreement are an integral part of this Agreement and are incorporated herein by reference.

          10.12  Definitions.  As used herein, the following terms shall have
                 -----------
the meanings herein specified unless the context otherwise requires. Defined terms in this Agreement shall include in the singular number the plural and in the plural number the singular.

          "Affiliate" of a Person shall mean any other Person controlling,
           ---------
controlled by or under common control with such Person.

          "Key Employee" shall mean any person who is employed in a management,
           ------------
executive, supervisory, marketing or sales capacity for another person.

          "Knowledge of the Seller" shall mean the knowledge actually possessed
           -----------------------
by a person in an executive or management capacity of the Seller.

          "Market Value" shall mean, with respect to any trading day, the
           ------------
average of the closing price per share of the MRI Common Stock on the twenty consecutive trading days ending on such date. The closing price for each such day shall be the last sale price regular way or, in case no such sale takes place on such day, the average of the closing bid and asked prices of such MRI Common Stock, in either case on The Nasdaq Stock Market or the principal securities exchange on which the shares of MRI Common Stock are listed or admitted to trading.

          "Person" shall mean and include any individual, partner ship, firm,
           ------
corporation, association, joint venture, trust or other entity, or any government or political subdivision or agency, department or instrumentality thereof.

          "Proprietary Rights" shall mean any copyrights, trademark, trade name,
           ------------------
service mark, service name, trade secret, know-how, confidential information or other intellectual property.

          IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first written above.


                         THE MRI CENTER OF JACKSONVILLE INC.



                         By:_____________________________
                            Name:   Francis D. Hussey
                            Title:  President



                         ________________________________
                         STOCKHOLDER:  Francis D. Hussey


                         JACKSONVILLE RESOURCES, INC.


                         By:_____________________________
                            Name:   William D. Farrell
                            Title:  President


Solely with respect to the issuance of
the Shares and Sections 1.3, 1.5(b),
1.8 and 3.1 through 3.5 and Article 9 hereof:

MEDICAL RESOURCES, INC.


By:_____________________________
   Name:   William D. Farrell
   Title:  President